Exhibit 99.2

EPAM REPORTS RESULTS FOR SECOND QUARTER 2022

Q2 REVENUES

$1.195B

35.6% ↑ YoY (REPORTED)

29.2% ↑ YoY (ORGANIC)

OUTLOOK Q3 2022

REVENUES AT LEAST

$1.210B

22% ↑ YoY

NON-GAAP DILUTED EPS* AT LEAST

$2.48

2% ↑ YoY

REVENUES BY INDUSTRY VERTICAL

Vertical	Revenue	YoY
TRAVEL & CONSUMER	$276M	61% ↑
FINANCIAL SERVICES	$251M	29% ↑
BUSINESS INFORMATION & MEDIA	$198M	25% ↑
SOFTWARE & HI-TECH	$195M	23% ↑
LIFE SCIENCES & HEALTHCARE	$129M	40% ↑
EMERGING	$146M	36% ↑

REVENUES BY GEOGRAPHY

Region	Revenue	YoY
AMERICAS	$722M	37% ↑
EMEA	$423M	45% ↑
APAC	$30M	21% ↑
CEE	$20M	-47% ↓

DILUTED EARNINGS PER SHARE

$0.32 GAAP EPS — **-83.5% ↓** YoY

$2.38 NON-GAAP EPS* — **16.1% ↑** YoY

EMPLOYEES AND LOCATIONS

61,300+ TOTAL EPAMERS

54,850+ DESIGNERS, ENGINEERS & CONSULTANTS

50+ COUNTRIES & REGIONS

*REFER TO EPAM'S 2ND QUARTER 10-Q AND EARNINGS RELEASE FOR INFORMATION ON THE IMPACT OF RUSSIA'S WAR IN UKRAINE AND THE COMPANY'S RESPONSE, IN ADDITION TO GAAP TO NON-GAAP RECONCILIATION OF DILUTED EPS .